Exhibit 3.129

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•		First: The name of the limited liability company is Vanguard IT Services, LLC______
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•		Second: The address of its registered office in the State of Delaware is
160 Greentree Drive, Suite 101 in the City of Dover, DE 19904 County of Kent._________
The name of its Registered agent at such address is National Registered Agents, Inc. ____
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•		Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) "The latest date on which the limited liability company is to dissolve is
______________________."
•		Fourth: (Insert any other matters the members determine to include herein.)
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In Witness Whereof, the undersigned have executed this Certificate of Formation of
Vanguard IT Services, LLC_____ this 7th _____ day of May , 2012 .

	BY:	/s/ Deborah W. Larios
Authorized Person(s)

	NAME:	Deborah W. Larios, Vice President
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